UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2016

_____________________________________________________________________________________________

Commission file number: 001-33615

Concho Resources Inc.

(Exact name of registrant as specified in its charter)

Delaware	76-0818600

(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

One Concho Center
600 West Illinois Avenue
Midland, Texas	79701

(Address of principal executive offices)	(Zip code)

(432) 683-7443

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Concho Resources Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on June 2, 2016.  At the Annual Meeting, the Company’s stockholders were requested to (i) elect two Class III directors to serve on the Company’s Board of Directors for a term of office expiring at the Company’s 2019 Annual Meeting of Stockholders, (ii) ratify the Audit Committee of the Board of Directors’ selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, and (iii) approve, on an advisory basis, the compensation of the Company’s named executive officers.  Each of these items is more fully described in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on April 19, 2016.

            At the close of business on April 4, 2016, the record date for the Annual Meeting, there were 131,560,287 shares of the Company’s common stock issued, outstanding and entitled to vote at the Annual Meeting. The results of the matters voted upon at the Annual Meeting are as follows:

Proposal No. 1 — Election of Class III Directors: The election of each Class III director was approved as follows:

Nominee	For	Withheld	Broker Non-Votes
Gary A. Merriman	116,238,743	791,163	2,652,309
Ray M. Poage	115,930,129	1,099,777	2,652,309

Proposal No. 2 — Ratification of the Selection of Grant Thornton LLP: The ratification of the selection of Grant Thornton LLP was approved as follows:

For	Against	Abstain	Broker Non-Votes
119,283,893	387,953	10,367	___

Proposal No. 3 — Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers: The compensation of the Company’s named executive officers was approved, on an advisory basis, as follows:

For	Against	Abstain	Broker Non-Votes
115,889,319	1,025,830	114,757	2,652,309

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            CONCHO RESOURCES INC.

Date:   June 2, 2016                            By:      /s/ Travis L. Counts

                                                            Name:  Travis L. Counts

Title:    Vice President and General Counsel